As filed with the Securities and Exchange Commission on March 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0947924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

199 Water Street, 28th Floor

New York, NY 10038

Tel: (212) 732-8257

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lucy Fato

Executive Vice President, General Counsel & Corporate Secretary

Seaport Entertainment Group Inc.

199 Water Street, 28th Floor

New York, NY 10038

Tel: (212) 732-8257

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Zach Swartz

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, NY 10036

Tel: (212) 237-0000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

Subject to Completion, Dated March 9, 2026

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer, issue and sell from time to time, together or separately, the following securities, at an aggregate public offering price that will not exceed $150,000,000:

●	common stock;
●	preferred stock;
●	warrants;
●	rights; and
●	units.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “SEG.” The last reported sale price of our common stock on the NYSE on March 6, 2026 was $21.64 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under the section entitled “Risk Factors” on page 6 of this prospectus and included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, including any risks described in any accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2026

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus or any accompanying prospectus supplement to “we,” “our,” “us” and “our company” refer to Seaport Entertainment Group Inc., a Delaware corporation (the “Company”), together with its consolidated subsidiaries.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and any accompanying prospectus supplement, as well as information that we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any accompanying prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. If you possess this prospectus or any accompanying prospectus supplement, you should find out about and observe these restrictions. This prospectus and any accompanying prospectus supplement are not an offer to sell our securities and are not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Plan of Distribution” in this prospectus.

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About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of the offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”

Incorporation by Reference of Information Filed with the SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Any statement contained in a document which is incorporated by reference into this prospectus and any accompanying prospectus supplement is automatically updated and superseded if information contained in this prospectus or any accompanying prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 4, 2026;
●	our Current Reports on Form 8-K filed with the SEC on January 29, 2026, and February 9, 2026 (except with respect to Item 7.01 and the related exhibit);
●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024); and
●	our registration statement on Form 10 filed with the SEC on May 24, 2024, as amended and declared effective on July 24, 2024, including, without limitation, the description of capital stock contained in such registration statement, and all reports filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To receive a free copy of any of the documents incorporated by reference into this prospectus, including exhibits, if they are specifically incorporated by reference into the documents, call us at (212) 732-8257 or submit a written request to Seaport Entertainment Group Inc., 199 Water Street, 28th Floor New York, NY 10038.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a website that contains information about us at https://www.seaportentertainment.com/. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement of which this prospectus is a part is available to you on the SEC’s website.

Cautionary Note Regarding Forward-Looking Statements

When used in this prospectus and any accompanying prospectus supplement, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “could,” “will,” “transform,” “would” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	macroeconomic conditions, such as volatility in the capital markets, inflation, elevated interest rates and a prolonged recession or downturn in the national economy, any of which could impact us, our tenants or consumers;
●	the impact of tariffs and global trade disruptions on us and our tenants, including the impact of inflation, interest rates, supply chains and consumer sentiment and spending;
●	changes in discretionary consumer spending patterns or consumer tastes or preferences;
●	risks associated with our investments in real estate assets and trends in the real estate industry;

●	our ability to obtain operating and development capital on favorable terms, or at all, including our ability to obtain or refinance debt capital, particularly considering our business operations require substantial cash;
●	the availability of debt and equity capital;
●	our ability to renew our leases or re-lease available space;
●	our ability to compete effectively;
●	the impact of uncertainty around, and disruptions to, our supply chain, including labor shortages and shipping delays;
●	risks related to the concentration of our properties and operations in New York City and the Las Vegas area, including fluctuations in the regional and local economies and local real estate conditions;
●	social, political and economic instability, unrest and other circumstances beyond our control could adversely affect our business operations;
●	adverse changes in laws or regulations governing our operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to our business practices, adversely impact our revenues and/or impose additional costs on us;
●	extreme weather conditions or climate change, including natural disasters, that may cause property damage or interrupt business;
●	the impact of water and electricity shortages on our business;
●	our ability to successfully identify, acquire, develop and manage properties on terms that are favorable to us;
●	the contamination of our properties by hazardous or toxic substances;
●	catastrophic events or geopolitical conditions, such as public health crises, that may disrupt our business;
●	actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events;
●	losses that are not insured or that exceed the applicable insurance limits;
●	risks related to disruption or failure of information technology networks and related systems—both ours and those operated and managed by third parties—including data breaches and other cybersecurity attacks;
●	our ability to attract and retain key personnel;
●	our inability to control certain of our properties due to the joint ownership of such property and our inability to successfully attract desirable strategic partners, including joint venture partners;
●	risks related to the concentration of ownership of our common stock by Pershing Square Capital Management, L.P. (“Pershing Square”) and Pershing Square’s rights pursuant to both the investor rights agreement we entered into with Pershing Square on October 17, 2024 (the “Investor Rights Agreement”) and our amended and restated certificate of incorporation (the “Certificate of Incorporation”); and
●	risks related to our separation from, and relationship with, Howard Hughes Holdings Inc. (“HHH”).

Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date on which the statements are made. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

Seaport Entertainment Group Inc.

Seaport Entertainment Group Inc. is a Delaware corporation and was incorporated in 2024 in connection with, and anticipation of, Howard Hughes Holdings Inc.’s spin-off of its entertainment-related assets in New York City and Las Vegas (the “Spin-Off”). Our separation from HHH, which was effected through HHH’s pro rata distribution of 100% of the outstanding shares of our common stock to holders of HHH common stock, was completed on July 31, 2024. Following the completion of the separation, we became an independent, publicly traded company.

We were formed to own, operate and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Our focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefines entertainment and hospitality. We primarily analyze our portfolio of assets through the lens of our three operating segments: (1) Hospitality, (2) Entertainment (previously Sponsorships, Events, and Entertainment), and (3) Landlord Operations, and are focused on realizing value for stockholders primarily through dedicated management of existing assets, expansion of partnerships, strategic acquisitions, and completion or monetization of development and redevelopment projects. Our assets, which are primarily concentrated in New York City and Las Vegas, include the Seaport in Lower Manhattan (the “Seaport”), a 25% minority interest in Jean-Georges Restaurants as well as other partnerships, the Las Vegas Aviators Triple-A baseball team (the “Aviators”) and the Las Vegas Ballpark and an interest in and to 80% of the air rights above the Fashion Show mall in Las Vegas (the “Fashion Show Mall Air Rights”). We believe the uniqueness of our assets, the customer-centric focus of our business and the ability to replicate our destinations or business models in other locations collectively present an attractive investment opportunity in thematically similar but differentiated businesses, all of which are positioned to grow over time.

The Seaport is a historic neighborhood in Lower Manhattan on the banks of the East River and within walking distance of the Brooklyn Bridge. With roots dating back to the 1600s and a strategic location in Lower Manhattan, the Seaport attracts millions of visitors every year. The Seaport spans approximately 480,000 square feet, the majority of which is dedicated to entertainment, retail and restaurant uses, and in 2025, the Seaport hosted over 150 public and private events. Among the highlights of the Seaport are: The Rooftop at Pier 17®, a 3,500-person concert venue; the Tin Building, a 54,000-square-foot historic landmark; the Lawn Club, an immersive indoor/outdoor lawn game entertainment venue and an unconsolidated joint venture; a historic cobblestone retail district; six additional retail and food and beverages concepts; and a 21-unit residential building with approximately 5,500 square feet of ground floor leasable space. We are in the process of further transforming the Seaport from a collection of unique assets into a cohesive and vibrant neighborhood that caters to the broad needs of its residents and visitors. By continuing this integration, we believe we can drive further consumer penetration across all our restaurant, retail and event offerings, and make the Seaport our model for potential future mixed-use opportunities.

Jean-Georges Restaurants is a world-renowned hospitality company operated by Michelin-star chef Jean-Georges Vongerichten. Jean-Georges Restaurants was formed in 1997 and has grown from 17 locations in 2013 to over 40 high-end restaurant concepts across five continents, 13 countries and 24 markets. Jean-Georges Restaurants’ expertise and versatility allow it to serve the culinary needs of its customers, and with an asset-light platform and highly regarded brand recognition, Jean-Georges Restaurants is able to enter new markets and provide customers with a range of culinary options, from high-end restaurants to fast casual concepts to high-quality wholesale products. We believe there is an opportunity for Jean-Georges Restaurants’ food and beverage offerings to be included in the destinations we are seeking to create and help differentiate our business from the typical asset mix found in traditional real estate development and landlord operations.

The Las Vegas Aviators are a Minor League Baseball (“MiLB”) team and the current Triple-A affiliate of the Athletics Major League Baseball (“MLB”) team. As one of the highest-grossing MiLB teams, and a critical component of the Summerlin, Nevada community, we believe the Aviators are a particularly attractive aspect of our portfolio. We wholly own the Aviators, which generate cash flows from ticket sales, concessions, merchandise and sponsorships. In addition to the team, we own Las Vegas Ballpark, the Aviators’ 10,000-person capacity ballpark, which is located in the heart of Downtown Summerlin. Completed in 2019, the ballpark is one of the newest stadiums in the minor league system and was named the “Triple-A Best of the Ballparks” by Ballpark Digest in 2019, 2021 and 2022. This renowned ballpark regularly has upwards of 6,500 fans per game and was chosen to host the Triple-A National Championship Game for the fourth consecutive year in 2025. In addition to approximately 75 baseball games each year, the ballpark hosts at least 30 other special events, which provide incremental cash flow primarily during the baseball offseason. These events, which include festive holiday attractions, ballpark tours, movie nights and more, have also integrated the ballpark into the life and culture of Summerlin. As a result, we believe we are uniquely positioned to serve the entertainment needs of this community as it expands in the coming years.

We also have the right to develop, together with an interest in and to 80% of, the air rights above the Fashion Show mall in Las Vegas, representing a unique opportunity to vertically develop a high-quality, well-located real estate asset, which may potentially include a new casino and hotel. The Fashion Show mall, located just northwest of the Sphere and south of the Wynn West project and the Resorts World Las Vegas, and directly across the street from the Wynn Las Vegas hotel, casino and golf course, is the 25th largest mall in the country, with over 250 retailers and over 30 restaurants spread across approximately two million square feet.

Our common stock is listed on the NYSE under the symbol “SEG.” Our principal executive offices are located at 199 Water Street, 28th Floor New York, NY 10038. Our telephone number is (212) 732-8257. Our website is located at https://www.seaportentertainment.com/. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference of Information Filed with the SEC,” the information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC and should not be relied upon in connection with making any investment in our securities.

Risk Factors

Before purchasing any securities offered by this prospectus, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which are incorporated by reference into this prospectus, the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus, and any risks described in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Use of Proceeds

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general operating, working capital and other corporate purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

Description of Capital Stock

The following is a summary of the material terms of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation and our amended and restated bylaws (the “Bylaws”), which are incorporated herein by reference to the Company’s SEC filings. See “Where You Can Find More Information.”

Authorized Capital Stock

Under the Certificate of Incorporation, our authorized capital stock consists of 480,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Common Stock

Holders of our common stock are entitled to:

Voting Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

Dividend Rights

Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.

Liquidation Rights

If there is a liquidation, dissolution or winding up of the Company, holders of our common stock will be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any outstanding preferred stock.

Other Rights and Preferences

There are no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

Fidelity Stock Transfer is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “SEG.”

Preferred Stock

Under our Certificate of Incorporation, our board of directors is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

●	the title and par value of the preferred stock;
●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
●	the procedures for an auction and remarketing, if any, of the preferred stock;
●	the provisions for a sinking fund, if any, for the preferred stock;
●	any voting rights of the preferred stock;
●	the provisions for redemption, if applicable, of the preferred stock;
●	any listing of the preferred stock on any securities exchange;
●	information with respect to book-entry registration procedures, if any;
●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;
●	if appropriate, a discussion of U.S. federal income tax consequences applicable to the preferred stock;
●	the priority of the preferred stock with respect to payment of dividends and distribution of assets upon liquidation; and
●	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Registration Rights

As of December 31, 2025, Pershing Square, through investment funds advised by it, beneficially owned approximately 39.3% of our outstanding common stock. The Investor Rights Agreement provides Pershing Square with certain registration rights. The registration rights will terminate as to each Pershing Square entity at such time as such entity (after owning) first ceases to own any registrable securities.

Demand Registration Rights

Pursuant to the Investor Rights Agreement, Pershing Square may request that we file a registration statement to register the offer and sale of its shares. Each such request for registration must cover securities the aggregate fair market value of which is at least $25 million. We will not be obligated to effect any such registration with respect to any entity that is a Company affiliate during the regular trading blackout period for our directors, officers and other certain employees. The number of demand registrations that Pershing Square is entitled to request pursuant to the Investor Rights Agreement is unlimited; provided, that we will not be obligated to undertake more than one related underwritten offering in any twelve-month period following October 18, 2024.

Piggyback Registration Rights

Pershing Square is also entitled to certain “piggyback” registration rights pursuant to the Investor Rights Agreement. If we propose to register shares of our common stock or other securities under the Securities Act, either for our own account or for the account of other security holders, in connection with such offering, Pershing Square will be able to request that we include its shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, subject to certain exceptions, Pershing Square will be entitled to notice of the registration and have the right, subject to certain limitations, to include its shares of common stock in the registration.

Anti-Takeover Effects of Various Provisions of Delaware Law, our Certificate of Incorporation and Bylaws and the Investor Rights Agreement

Provisions of the DGCL, our Certificate of Incorporation, our Bylaws, and the Investor Rights Agreement could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or, if the person is an affiliate or an associate of the Company, within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

We have granted a waiver of the applicability of the provisions of Section 203 such that Pershing Square may increase its position in our common stock without being subject to Section 203’s restrictions on business combinations. As such, Pershing Square, through its ability to accumulate more common stock than would otherwise be permitted under Section 203, has the ability to become a large holder group that would be able to affect matters requiring approval by our stockholders, including the election of directors and approval of mergers or other business combination transactions.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Size of Board and Vacancies

Our Bylaws provide that the number of directors on our board of directors is to be fixed exclusively by our board of directors. Subject to the rights of holders of any series of preferred stock outstanding and subject to rights of Pershing Square, any vacancies in our board of directors resulting from death, resignation, disqualification, retirement, removal from office or other cause and any newly created directorships will be filled exclusively by the majority vote of our remaining directors in office, even if less than a quorum is present. Our Certificate of Incorporation and Bylaws permit stockholders to remove a director or directors with or without cause.

Pursuant to the Certificate of Incorporation and the Investor Rights Agreement, as long as Pershing Square owns at least 10% of the total outstanding shares of our common stock, Pershing Square will be entitled to nominate at least one director to our board of directors and, if we increase the size of the board to larger than five directors, as many nominees as represent at least 20% of the total number of directors then on the board.

Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors or certain officers for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, with respect to directors, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, obtained an improper personal benefit, or with respect to officers, any action by or in the right of the corporation. The Certificate of Incorporation provides that no director or officer shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL and subject to certain exceptions, any director or officer who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or while serving as such, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The officers entitled to indemnification are limited to those specified in the Bylaws. The Company is also obligated to advance expenses of those entitled to mandatory indemnification.

Our Bylaws also provide that the Company has the power to indemnify and hold harmless, to the fullest extent permitted by applicable law, any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

We have entered into indemnification agreements with our directors and executive officers.

We also maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Special Stockholder Meetings

Under our Certificate of Incorporation and Bylaws, our board of directors is permitted to call special meetings of our stockholders. A special meeting is also be required to be called by the secretary upon written request by stockholders who together hold 20% or more of the voting power of the issued and outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors.

Prohibition of Stockholder Action by Written Consent

Our Certificate of Incorporation expressly prohibits our stockholders from acting by written consent. Stockholder action is required to take place at an annual or a special meeting of our stockholders.

Requirements for Advance Notice of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Restrictions on Ownership; Transfer of Excess Shares to a Trust

To comply with the policies of MLB, the Certificate of Incorporation provides that, as long as we have an ownership interest in the professional baseball club currently known as the Las Vegas Aviators and subject to certain exceptions, no person may acquire shares of our common stock if, after such acquisition, that person would (i) own at least 10% of the outstanding shares of our common stock, unless such person has received prior written approval from MLB, (ii) own at least 50% of the outstanding shares of our common stock or at least 50% of the total voting power of our then-outstanding securities entitled to vote generally in the election of directors or (iii) have the ability to appoint at least a majority of the members of our board, unless, in each case, such person is approved by MLB or qualifies as an exempt person (which includes Pershing Square or any person approved by MLB as the “control person” of the Aviators). In the event that a person (the “excess share transferor”) attempts to acquire shares of our common stock in violation of these restrictions, the applicable excess shares would automatically be transferred to a trust and held for the benefit of the excess share transferor, and the excess shares may be sold for cash, on the open market, in privately negotiated transactions or otherwise; however, in the case of any purported transfer that would result in a person being a 10% Holder (as defined herein), if the excess shares constitute less than 1% of the then outstanding shares of our common stock, the transferor may notify us that they intend to seek MLB approval, in which case the trustee will refrain from selling the related excess shares for a 60-day period following the date of notice regarding automatic transfer of excess shares to the trust.

The Certification of Incorporation also provides that:

●	the trustee will have all voting rights with respect to the excess shares;
●	any shares of our common stock issued as a dividend on the excess shares will be treated as excess shares; and
●	subject to compliance with certain payment conditions, the excess share transferor will be entitled to receive any other dividends or distributions paid on the excess shares.

The provisions of the Certificate of Incorporation pertaining to the foregoing restrictions and the treatment of excess shares will terminate on the earlier of (1) there ceasing to be outstanding any shares of our common stock and (2) the date on which we no longer have an ownership interest in the professional baseball club currently known as the Aviators.

These share ownership limitations and required MLB approvals could have an anti-takeover effect, potentially discouraging third parties from making proposals for certain acquisitions of our common stock or a change of control transaction.

Description of Warrants

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of shares of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any applicable prospectus supplement and may be attached to or separate from such other securities. Each issuance of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

●	the offering price;
●	the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;
●	the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;
●	the date on and after which such warrants and any related securities will be transferable separately;
●	the number of shares of preferred stock or common stock purchasable upon exercise of each of such warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;
●	if appropriate, a discussion of U.S. federal income tax consequences applicable to such warrants; and
●	any other material terms of such warrants.

Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company.

Description of Rights

This section describes the general terms and provisions of the rights that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the rights. The rights agreement and the form of rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms, where applicable, of the rights in respect of which this prospectus and the applicable prospectus supplement are being delivered:

●	the date for determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights and the exercise price;
●	the designation and terms of the preferred stock purchasable upon exercise of the rights, if applicable;
●	the aggregate number of rights being issued;
●	the date, if any, on and after which the rights may be transferable separately;
●	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
●	any listing of the rights and the shares of common stock or preferred stock purchasable upon exercise of the rights on any securities exchange;
●	if appropriate, a discussion of U.S. federal income tax consequences applicable to the rights; and
●	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Description of Units

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	the aggregate number of, and the price at which we will issue, the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	whether the units will be issued in fully registered or global form;
●	the name of the unit agent;
●	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;
●	if appropriate, a discussion of U.S. federal income tax consequences applicable to the units; and
●	whether the units will be listed on any securities exchange.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;
●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when any of the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;
●	to underwriters or dealers for resale to the public or to investors;
●	directly to agents;
●	in “at-the-market” offerings, within the meaning of Rule 415 under the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
●	directly to investors;
●	through a combination of any of these methods of sale; or
●	in any manner, as provided in the accompanying prospectus supplement.

We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus to close out its short positions;
●	sell securities short and redeliver such shares to close out our short positions;
●	enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or
●	loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents or underwriters;
●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	the terms of the securities offered;
●	any over-allotment options under which underwriters or agents may purchase or place additional securities;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchanges on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common stock on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent may be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Institutional Purchasers

We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.

Underwriting Compensation

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a “conflict of interest” (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Trading Markets and Listing of Securities

Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities covered by this prospectus will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Legal Matters

Certain legal matters in connection with the offering of securities covered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

Experts

The consolidated and combined financial statements of Seaport Entertainment Group Inc. as of December 31, 2025 and 2024 and for each of the years in the three year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Fulton Seafood Market, LLC as of and for the years ended December 31, 2024, and 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

Amount
SEC registration fee		$20,715
Printing fees		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

All amounts in the table above, except the SEC registration fee, are estimated. These amounts do not include expenses of preparing and printing any accompanying prospectus supplements, listing fees, trustee fees and expenses, transfer agent fees and other expenses related to offerings of particular securities from time to time. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15.      Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL and subject to certain exceptions, any director or officer who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or while serving as such, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The officers entitled to indemnification are limited to those specified in the Bylaws. The Company is also obligated to advance expenses of those entitled to mandatory indemnification.

In addition, we have entered into indemnification agreements with each of our directors and executive officers (and intend to enter into similar indemnification agreements with any future directors and executive officers). These agreements require, among other things, that we indemnify each of our directors and executive officers to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, court costs, judgments, fines and settlement amounts reasonably incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We are also expressly authorized to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.       Index to Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Number	Description
1.1*	Form of Underwriting Agreement
2.1	Separation Agreement, dated July 31, 2024, between the Company and Howard Hughes Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company on August 1, 2024)
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on August 1, 2024)
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on August 1, 2024)
4.1

Investor Rights Agreement, dated October 17, 2024, by and among Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd. and any other parties that may from time to time become parties thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on October 18, 2024)

4.2*	Form of Warrant
4.3*	Form of Warrant Agreement
4.4*	Form of Right Certificate
4.5*	Form of Rights Agreement
4.6*	Form of Unit Agreement
4.7*	Form of Unit Certificate
5.1**	Opinion of Vinson & Elkins L.L.P.
23.1**	Consent of KPMG LLP
23.2**	Consent of KPMG LLP
23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this Registration Statement)
107**	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.
**	Filed herewith.

Item 17.      Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby further undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 9, 2026.

SEAPORT ENTERTAINMENT GROUP INC.

By:	/s/ Matthew M. Partridge
Matthew M. Partridge
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Matthew M. Partridge, Lenah J. Elaiwat and Lucy Fato with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matthew M. Partridge	President and Chief Executive Officer and Director	March 9, 2026
Matthew M. Partridge	(Principal Executive Officer)

/s/ Lenah J. Elaiwat	Chief Financial Officer and Treasurer	March 9, 2026
Lenah J. Elaiwat	(Principal Accounting Officer and Principal Financial Officer)

/s/ Michael A. Crawford	Chairman of the Board, Director	March 9, 2026
Michael A. Crawford

/s/ Monica S. Digilio	Director	March 9, 2026
Monica S. Digilio

/s/ David Z. Hirsh	Director	March 9, 2026
David Z. Hirsh

/s/ Anthony F. Massaro	Director	March 9, 2026
Anthony F. Massaro